UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  11/10/2005

Pegasystems Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  1-11859

Massachusetts	04-2787865
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

101 Main Street, Cambridge, Massachusetts 02142
(Address of principal executive offices, including zip code)

617-374-9600
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 1.01.    Entry into a Material Definitive Agreement

On November 10, 2005, the Board of Directors of Pegasystems Inc. (the "Company") voted to approve the payment of additional Director fees to members of the Company's Audit Committee. Effective from the third quarter of 2005, the Chair of the Audit Committee will be paid a quarterly fee of $5,000, and each other member of the Audit Committee will be paid a quarterly fee of $2,500.

Item 7.01.    Regulation FD Disclosure

On November 11, 2005 the Company established a pre-arranged stock repurchase plan (the "10b5-1 Plan"), intended to comply with the requirements of Rule 10b5-1 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and of Rule 10b-18 under the Exchange Act. The 10b5-1 Plan commences on December 16, 2005 and expires on June 30, 2006, subject to conditions specified in the plan agreement.

The Company established this 10b5-1 Plan in connection with the stock repurchase program that was announced by the Company in press releases dated October 28, 2004 and August 18, 2005. Any actual repurchases under the 10b5-1 Plan will be disclosed in the Company's Annual Report on Form 10-K for the fourth quarter and year ended December 31, 2005 and in its quarterly reports on Form 10-Q for the first and second quarters of 2006.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pegasystems Inc.

Date: November 15, 2005	By:	/s/ Shawn S. Hoyt
Shawn S. Hoyt
General Counsel and Secretary